                                                                    Exhibit 11.1

                              COGNOS INCORPORATED

                       Computation of Earnings Per Share
      in accordance with Canadian Generally Accepted Accounting Principles
                        (US$000s, except share amounts)

                                                       Year Ended
                                         --------------------------------------
                                         February 28, February 28, February 29,
                                             2002         2001         2000
                                         ------------ ------------ ------------
Basic
Net income..............................   $14,599      $62,736      $54,542
                                           =======      =======      =======
Weighted average number of shares
 outstanding (1)........................    87,807       87,324       85,972
                                           =======      =======      =======
Net income per share (1)................   $  0.17      $  0.72      $  0.63
                                           =======      =======      =======
Diluted Net Income per Share
Net income..............................   $14,599      $62,736      $54,542
                                           =======      =======      =======
Weighted average number of shares (1)...    87,807       87,324       85,972
Dilutive effect of stock options (1)....     2,654        4,649        2,128
                                           -------      -------      -------
Adjusted weighted average number of
 shares (1).............................    90,461       91,973       88,100
                                           =======      =======      =======
Diluted net income per share (1)........   $  0.16      $  0.68      $  0.62
                                           =======      =======      =======

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(1) Reflects the two-for-one stock split authorized April 6, 2000.

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